Exhibit (e)(16)
EXHIBIT A
to
DISTRIBUTION AGREEMENT
(Between Pacific Select Fund and Pacific Select Distributors, Inc.)

Portfolios	Share Class(es)
Fixed Income Portfolios:	I, P
Cash Management Portfolio	I, P
Diversified Bond Portfolio	I, P
Floating Rate Loan Portfolio	I, P
High Yield Bond Portfolio	I, P
Inflation Managed Portfolio	I, P
Inflation Protected Portfolio	I, P
Managed Bond Portfolio
Short Duration Bond Portfolio

U. S. Equity Portfolios:	I, P
American Funds® Growth Portfolio	I, P
American Funds® Growth-Income Portfolio	I, P
Comstock Portfolio	I, P
Dividend Growth Portfolio	I, P
Equity Index Portfolio	I, P
Focused 30 Portfolio	I, P
Growth LT Portfolio	I, P
Large-Cap Growth Portfolio	I, P
Large-Cap Value Portfolio	I, P
Long/Short Large-Cap Portfolio	I, P
Main Street® Core Portfolio	I, P
Mid-Cap Equity Portfolio	I, P
Mid-Cap Growth Portfolio	I, P
Mid-Cap Value Portfolio	I, P
Small-Cap Equity Portfolio	I, P
Small-Cap Growth Portfolio	I, P
Small-Cap Index Portfolio	I, P
Small-Cap Value Portfolio

Sector Portfolios:
Health Sciences Portfolio	I, P
Real Estate Portfolio	I, P
Technology Portfolio	I, P

Non-U.S. Equity Portfolios:	I, P
Emerging Markets Portfolio	I, P
International Large-Cap Portfolio	I, P
International Small-Cap Portfolio	I, P
International Value Portfolio

Asset Allocation/Balanced Portfolios:	I
American Funds® Asset Allocation Portfolio	I
Pacific Dynamix — Conservative Growth	I
Pacific Dynamix — Moderate Growth	I
Pacific Dynamix — Growth	I
Portfolio Optimization Conservative	I
Portfolio Optimization Moderate Conservative Portfolio Optimization Moderate Portfolio Optimization Growth Portfolio Optimization Aggressive-Growth	I

Pacific Select Fund Distribution Agreement Exhibit A, effective May 1, 2011

Portfolios	Share Class(es)
Pacific Dynamix Underlying Portfolios:
PD Aggregate Bond Index	I
PD High Yield Bond Market	I
PD Large-Cap Growth Index	I
PD Large-Cap Value Index	I
PD Small-Cap Growth Index	I
PD Small-Cap Value Index	I
PD International Large-Cap	I
PD Emerging Markets	I
Effective May 1, 2011, agreed to and accepted by:
PACIFIC SELECT FUND

By:	/s/ Howard T. Hirakawa	By:	/s/ Jane M. Guon
Name: Howard T. Hirakawa		Name: Jane M. Guon
Title: Vice President		Title: Vice President & Secretary

PACIFIC SELECT DISTRIBUTORS, INC.
By:	/s/ Adrian S. Griggs	By:	/s/ Jane M. Guon
Name: Howard T. Hirakawa		Name: Jane M. Guon
Title: Vice President		Title: Vice President & Secretary